UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2011

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Biostem U.S. Corporation
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	333-158560	80-0324801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 Turner Street
Clearwater, FL 33756
(Address of Principal Executive Offices) (Zip Code)

(800) 883-4249
(Registrant’s Telephone Number, Including Area Code)

EQUINOX INTERNATIONAL, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFNITIVE AGREEMENT

On June 10, 2011, Biostem U.S. Corporation (the “Company”) entered into an employment agreement with Dwight C. Brunoehler, who is assuming the role of Chief Executive Officer of Biostem U.S. Corporation. The employment agreement has an initial term of three years. Mr. Brunoehler is replacing John Satino as CEO, but Mr. Satino will remain as President and Clinical Director of Biostem U.S. Corporation. Mr. Brunoehler will direct day-to-day operations with responsibility for advancing the Company’s business plan, including building an expert medical advisory board, expanding the current business, seeking acquisitions in the regenerative medicine field and creating and expanding international business and scientific opportunities.

Mr. Brunoehler founded Cryobanks International in 1993 and served as its President and CEO until 2008. After starting one of the oldest cord blood banks in the world, he established the only (and still existing) nationwide system whereby expectant mothers can sign-up to donate their baby’s cord blood from anywhere in the Continental United States year round. While driving the development of the Company's quality-focused proprietary collection and processing system, Mr. Brunoehler started Cryobanks on the path to becoming one of the largest banks for donated unrelated umbilical cord blood in existence. In addition, Mr. Brunoehler has developed partnerships between Cryobanks International and physicians and hospitals worldwide to further advance the usage of cord blood stem cells for transplant and non-controversial life enhancing research. In the United States, Mr. Brunoehler has worked with many state legislators in drafting laws where expectant mothers are educated and informed of the benefits of cord blood donation. He was instrumental in drafting the first state cord blood awareness legislation of its kind in Illinois with Representative David Leitch. Mr. Brunoehler then assisted Wisconsin Representative Stephen Weickert with similar legislation along with a number of other state initiatives throughout the country. He has also generated many unique research and development partnerships to further discover additional therapeutic benefits of cord blood stem cells. Mr. Brunoehler is a member of The Cord Blood Work Group and the Finance Sub Committees of the World Marrow Donor Association. He is an Active Member of the American Society of Hematology and a Founding Member of the International Cord Blood Society. Mr. Brunoehler has lectured in numerous hospitals and universities throughout the world on the subject of cord blood donation. He engineered a worldwide network of licensed facilities to grow the inventory and availability of cord blood, with the first three locations open in Athens, Greece, New Delhi, India and Bangkok, Thailand in 2008.  The Athens location became the first facility in Europe to be accredited by the American Association of Blood Banks. Prior to his work at Cryobanks International, Mr. Brunoehler participated in a wide variety of successful ventures. He owned and operated many different businesses and held executive level positions in marketing, public relations and new product development capacities in both established and start-up companies, including seven years with the Bell system. Honors have included the Florida Public Relations Association's Golden Image Award of Distinction; the National Convention of State Delegates featured speaker, as well as numerous awards and accolades in both the corporate and civic arenas including March of Dimes Corporate Volunteer of the Year. He is a graduate of the University of Central Florida, where in 2007 he was the keynote speaker at the commencement celebration for advanced degrees in the health sciences sector.

On June 10, 2011, the Company entered into an employment agreement with John Satino, who serves as the Company’s President and Clinical Director. The employment agreement has an initial term of three years.

On June 10, 2011, the Company entered into an employment agreement with Ron Sloma, who serves as the Company’s Chief Financial Officer. The employment agreement has an initial term of three years.

On June 10, 2011, the Company entered into a Medical Affiliate Agreement with Michael Markou, D.O., P.A., a professional associate owned by Michael Markou, D.O. (the “Medical Affiliate”), pursuant to which, among other things, the Medical Affiliate was granted the non-exclusive right to use the Company’s proprietary processes, trademarks and logos for the purpose of proving hair loss treatments to patients. Additionally, pursuant to this agreement, the Company provides the Medical Affiliate with certain training, support staff, marketing and equipment. In consideration thereof, the Medical Affiliate pays to the Company a fixed fee per procedure performed by the Medical Affiliate that involves the use of the Company’s proprietary processes based on the number of hair grafts involved in the procedure. In addition, the agreement contemplates that in exchange for a monthly fixed fee, Dr. Markou will serve as a Medical Advisor to the Company and provide the Company with certain medical advisory services, including without limitation training of other Biostem medical affiliates and related support staff. The agreement has an initial term of five years.

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ITEM 5.02 ELECTION OF DIRECTOR OF PRINCIPAL OFFICER

On June 10, 2011, the following individuals were appointed to the Company’s Board of Directors: Dwight Brunoehler, Scott Crutchield, John Satino, Ron Sloma and Stephen Beck. Mr. Crutchfield has been appointed as the Chairman of the Board of Directors.

On June 10, 2011, Dwight Brunoehler was appointed as Chief Executive Officer of the Company. He is replacing John Satino, who will remain as President and Clinical Director of the Company.

See Item 1.01 for a discussion of Mr. Brunoehler’s employment background and the employment agreements entered into by the Company on June 10, 2011.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCOROPRATION OR BYLAWS

On June 10, 2011, the Company adopted an amendment to its Articles of Incorporation, a copy of which is attached hereto, to add the following provision to its Articles of Incorporation:

The Corporation shall, to the full extent permitted by Nevada law, indemnify any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by Nevada law, indemnify any person who is or was an employee or agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

On June 10, 2011, the Company adopted Amended and Restated Bylaws, a copy of which is attached hereto.

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 10, 2011, the Company received written consents in lieu of a special meeting of the shareholders from shareholders owning approximately 68% of all of the Company’s outstanding shares of common stock, voting in favor of, among other things, the following: (a) the employment agreements referenced in Item 1.01 above; (b) the medical affiliate agreement referenced in Item 1.01 above; (c) the lease referenced in Item 1.01 above; (d) the adoption of the Amended and Restated Bylaws and the amendment to the Company’s Articles of Incorporation referenced in Item 1.02 above and (e) the election of the directors referenced in Item 5.02 above. In addition, the shareholders ratified all past actions undertaken by the Company.

ITEM 8.01   OTHER EVENTS

On June 16, 2011, the Company issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3.1           Amendment to Articles of Incorporation

3.2           Amended and Restated Bylaws

99.1          Press Release dated June 16, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2011	Biostem U.S. Corporation

	By:	/s/ Dwight C. Brunoehler
Dwight C. Brunoehler, Chief Executive Officer

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